UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 9, 2023

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On August 9, 2023, O’Reilly Automotive, Inc. (the “Company”) established a commercial paper program (the “Program”) pursuant to which it may issue short-term, unsecured commercial paper notes (the “Notes”) under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $1,800,000,000.  The Notes will have maturities of up to 397 days from the date of issue.  The Notes will rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness.  The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes.  The Company plans to use its revolving credit facility as a liquidity backstop for the repayment of Notes outstanding under the Program.  No Notes are currently outstanding under the Program.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between the Company and each Dealer (each, a “Dealer Agreement,” and collectively, the “Dealer Agreements”).  The Company may engage additional commercial paper dealers to act as dealers under the Program.  A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Dealer Agreements provide the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of the Notes.  The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions.  A copy of the form of Dealer Agreement used in the Program is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Program herein is qualified in its entirety by the terms of the Program as set forth in each Dealer Agreement.

From time to time, the Dealers and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which such Dealers have received or will receive customary fees and expenses.

The Notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.  The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation of a Registrant

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description
10.1	Form of Commercial Paper Dealer Agreement between the Company, an issuer, and the applicable Dealer party thereto
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2023	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Jeremy A. Fletcher
Jeremy A. Fletcher
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)